SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made as this 20th day of January, 2004, by and among Oil & Gas Seekers, Inc., a Nevada corporation (hereinafter referred to as "OGS"); Bacterin, Inc., a Montana corporation (hereinafter referred to as "BAC"); and the persons listed on the signature page to this Agreement, being all of the stockholders of BAC (hereinafter collectively referred to as the "Stockholders"), upon the following premises:

                           BACKGROUND:

     A. The Stockholders own or will own as of the Closing Date (as defined below), all of the issued and outstanding stock of BAC (the "BAC Stock"), which they desire to exchange pursuant to the terms, conditions and covenants of this Agreement, solely for shares of voting Common Stock of OGS, $0.00001 par value (the "OGS Stock") as hereinafter provided; and,

     B. OGS desires to acquire all of the BAC Stock from the Stockholders, solely in exchange for shares of OGS Stock, as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.   THE EXCHANGE OF SHARES AND OTHER RIGHTS.

     At the Closing (as defined in Section 4 below), each of the Stockholders hereby agrees to assign, transfer, and deliver to OGS, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the certificates evidencing the BAC Stock duly endorsed for transfer to OGS or accompanied by stock powers executed in blank by the Stockholders, and OGS agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of OGS restricted common stock, in the amount of 32,960,000 shares of its common voting stock, par value $0.00001 (the "OGS Stock") to be issued to the Stockholders. The OGS Stock will be issued to the Stockholders with a restrictive legend as set forth on Schedule 1 attached hereto. As a result of the exchange of the BAC Stock in exchange for the OGS Stock, BAC will become a wholly-owned subsidiary of OGS.

     At the Closing, any options, warrants, calls or conversion rights or commitments of BAC outstanding, which entitle any person to acquire shares of common stock of BAC, shall automatically be converted into equivalent options, warrants, calls or conversion rights or commitments of OGS.

     The OGS Exchange Shares will be issued in reliance on Section 4(2) of the Securities Act of 1933 (the "Act"), and applicable exemptions thereunder, and will be "restricted securities" as that term is defined in Rule 144 of the Act.

2.   ENDORSEMENT OF BAC SHARES.

     The Stockholders shall deliver the certificates representing the BAC Exchange Shares, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, with signatures Medallion Guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such BAC Exchange Shares or with respect to the stock powers accompanying any BAC Exchange Shares.

3.   CLOSING.

     The closing (the "Closing") of the transactions contemplated by this Agreement shall occur as soon after the Due Diligence Period, as defined in paragraph 4 below, as reasonably practicable, and shall be on a date and at such time and place as the parties may agree ("Closing Date"), within the five-day period commencing with the last to occur of the following: approval by the OGS Stockholders of the matters described under Section 8.7, or January 10, 2004; provided, however, that the Closing shall in no event be after January 31, 2004, unless extended in writing by the parties. The Closing shall be at the law office of Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, or at such other place as the Parties may agree. The Closing Date shall be the effective date for accounting and tax purposes.

4.   COMPLETION OF DUE DILIGENCE

     BAC and OGS have each undertaken or will undertake a thorough review of the other party (the "Due Diligence"), and each party agrees to exercise its best efforts to complete the Due Diligence on or before thirty (30) days from
the date of execution of this Agreement (the "Due Diligence Period").   As
soon as practicable following execution of this Agreement, each of the parties will immediately exercise its best efforts to provide to the other party, to the extent not previously provided, all of the Schedules set forth below, as well as all other information and documentation reasonably requested by such other party.

5.   REPRESENTATIONS, COVENANTS AND WARRANTIES OF BAC.

     BAC represents and warrants that all of the following representations and warranties shall, except as otherwise disclosed herein, be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing for a period of two (2) years from the Closing Date (which date is hereinafter called the "Expiration Date") unless otherwise modified by documents furnished to OGS:

     5.1 Due Organization. BAC is a corporation duly organized, validly existing and in good standing under the laws of the state of Montana, and is duly authorized, qualified and licensed under all applicable laws, regulations, orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of BAC taken as a whole. Included in the BAC Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws, as amended, and stock records and minute book of BAC as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with its terms will not, violate any provision of BAC's articles of incorporation or bylaws.

     5.2 Authorization. The Stockholders and BAC have full legal right, power and authority to enter into this Agreement, and the exchange of BAC Exchange Shares for OGS Exchange Shares, pursuant to the provisions of this Agreement will transfer valid title in the BAC Exchange Shares to OGS, free and clear of all liens, encumbrances and claims of every kind.

     5.3    Capital  Stock  of  BAC.   The   authorized  capital  stock  of
BAC consists solely of 50,000 shares of voting common stock, no par value, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of BAC are owned by the Stockholders, and are free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of BAC Stock have been duly authorized and validly issued, are fully paid and nonassessable, and not issued in violation of any pre-emptive or other rights of any person, and are owned of record and beneficially by the Stockholders. Further, all of the outstanding shares of BAC Stock were offered, issued, sold and delivered by BAC in compliance with all applicable state and federal laws concerning the issuance of securities.

     5.4 Transactions in Capital Stock. Except as set forth on Schedule 5.4, which Schedule will be updated from the date of this Agreement to Closing, no option, warrant, call, conversion right or commitment of any kind exists which obligates, or may obligate, BAC to issue any of its authorized but unissued capital stock. In addition, BAC has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     5.5    Financial Statements.   On or before one week prior to the
completion of the Due Diligence Period (as hereinafter defined), BAC will deliver, to OGS, the audited balance sheets of BAC for the two fiscal years ended August 31, 2003, and the related audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended August 31, 2003, together with the notes to such financial statements and the opinion of Chisholm & Associates, independent certified public accountants with respect thereto; the audited balance sheet of BAC as of August 31, 2003 is hereinafter referred to as the "most recent BAC balance sheet." All of these financial statements (the "BAC financial statements") will be included in the BAC Schedules. In addition to the BAC financial statements, BAC will prepare or cause to be prepared, at BAC's expense, such additional financial statements as may be necessary for the BAC and OGS, as a combined company following the Closing (the "Combined Company"), to make necessary filings with the Securities and Exchange Commission ("SEC") to become a fully reporting company. BAC may select the auditor for the preparation of such combined financial statements. All of such financial statements will be prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated. The BAC financial statements will present fairly the financial condition of BAC as of the dates indicated thereon, and such Statements of Earnings, and Cash Flows and Retained Earnings will present fairly the results of its respective operations for the periods indicated thereon.

     The books and records, financial and otherwise, of BAC are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     5.6 Property. BAC has delivered to OGS an accurate list and summary description (Schedule 5.6) of all property (real and personal) owned by BAC. The BAC property owned by BAC constitutes all of the property, real or
personal, owned by BAC.   BAC has good and marketable title to all of its
properties, inventory, interests in properties, and assets, real and personal, which is reflected on Schedule 5.6 or which will be reflected in the most recent BAC balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business).

     5.7 Material Contracts and Commitments. BAC has provided, or will provide to OGS on reasonable request, copies of all material contracts, agreements, franchises, license agreements or other commitments to which BAC is a party or by which it or any of its assets, products, technology, or properties are bound. All of such agreements, contracts and commitments will be disclosed on Schedule 5.7. All such contracts, agreements, franchises, license agreements, and other commitments to which BAC is a party or by which its properties are bound and which are material to the operations of BAC taken as a whole, are valid and enforceable by BAC in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. BAC is not in default in any material respect under the terms of any outstanding contract, lease, or other commitment which is material to the business, operations, properties, assets, or condition of BAC and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which BAC has not taken adequate steps to prevent such a default from occurring.

     5.8 Conformity with Law. BAC is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a material adverse effect on their businesses, taken as a whole; and there are no claims, actions, suits or proceedings, pending or threatened, against or affecting BAC, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. BAC has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole.

     5.9 Taxes. BAC has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof.
Included in the BAC Schedules are true and correct copies of the federal income tax returns of BAC filed during the past seven years. None of such income tax returns has been examined by the Internal Revenue Service. Each of such tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     BAC does not owe any unpaid federal, state, county, local or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable. In addition, except as accruing in the normal course of business, BAC does not owe any accrued and unpaid taxes to date of this Agreement.

     5.10 Absence of Changes. Except as set forth on Schedule 5.10, as of the most recent BAC balance sheet, there has not been:

            (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of BAC;

            (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of BAC;

            (c) any change in the articles of incorporation or bylaws of BAC, or any change in the authorized capital of BAC or in their respective securities outstanding or any change in their respective ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of BAC; and

            (e) any transaction by BAC outside the ordinary course of its businesses.

      5.11 Deposit Accounts; Powers of Attorney. BAC has delivered to OGS an accurate schedule as of the date of the Agreement, of:

            (a) the name of each financial institution in which BAC has accounts or safe deposit boxes;

            (b)   the names in which the accounts or boxes are held;

            (c)   the type of account; and

            (d) the name of each person authorized to draw thereon or have access thereto.

     BAC has also set forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from BAC and a description of the terms of such power.

     5.12 Environmental Matters. BAC has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action.

     5.13 Validity of Obligations. The execution and delivery of this Agreement by BAC and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of BAC, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of BAC.

     5.14   Relations with Government.   BAC has not made, offered or agreed
to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause BAC to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     5.15 Disclosure. This Agreement and all other documents and information furnished to OGS and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If BAC or the Stockholders become aware of any fact or circumstance which would change a representation or warranty of BAC or the Stockholders in this Agreement or any representation made on behalf of BAC, BAC and the Stockholders shall immediately give notice of such fact or circumstance to OGS. However, such notification shall not relieve either BAC or the Stockholders of their respective obligations under this Agreement, and at the sole option of OGS, the truth and accuracy of any and all warranties and representations of BAC, or on behalf of BAC and of the Stockholders at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

     5.16 Employee Benefit Plans. BAC does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")} or under any "employee welfare benefit plan" {as such term is defined in Section 3(1) of ERISA}.

     5.17 No Subsidiaries. BAC has no subsidiaries, and there are no related entities controlled by BAC.

     5.18 Litigation and Proceedings. Except as set forth in the BAC Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of BAC after reasonable investigation, threatened against BAC or affecting BAC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. BAC does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     5.19 BAC Schedules. BAC has delivered to OGS or will deliver, as soon as practicable but in no event later than one week prior to the termination of the Due Diligence Period, the following schedules, which are collectively referred to as the "BAC Schedules," all certified by the chief executive officer as complete, true and correct:

            (a) a schedule containing complete and correct copies of BAC's articles of incorporation and bylaws, as amended, in effect as of the date of this Agreement;

            (b) a schedule containing the financial statements of BAC identified in paragraph 5.5;

            (c) a schedule requested by OGS, containing true and correct copies of all material contracts, agreements, or other instruments to which BAC is a party or by which it or its properties are bound;

            (d) a schedule setting forth a description of any material adverse change in the business, operations, inventory, assets or condition of BAC since the date of the most recent BAC balance sheet; and

            (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the BAC Schedules by sections 5.1 through 5.18.

     BAC shall cause the BAC Schedules and the instruments and data delivered to OGS hereunder to be updated after the date hereof.

6.   REPRESENTATIONS, COVENANTS AND WARRANTIES OF STOCKHOLDERS.

     The Stockholders represent and warrant that all of the following representations and warranties shall, except as otherwise disclosed herein, be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing until the Expiration Date, unless otherwise modified by documents furnished to OGS:

     6.1 Ownership of BAC Shares. Each BAC shareholder hereby represents and warrants with respect to itself that it is the legal and beneficial owner of the number of BAC Shares set forth on Schedule 1 of this Agreement, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and each such shareholder has full right, power, and authority to transfer, assign, convey, and deliver its BAC shares; and delivery of such shares at the closing will convey to OGS good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

     6.2 Knowledge of Representations. To their best knowledge and belief, the representations and warranties of BAC in Section 5 above are true, accurate and complete.

7.   REPRESENTATIONS, COVENANTS AND WARRANTIES OF OGS.

     OGS represents and warrants that all of the following representations and warranties be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing until the Expiration s from the Closing Date (which date is hereinafter called the "Expiration Date"), unless otherwise modified by documents furnished to BAC.

     7.1 Due Organization. OGS is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and is duly authorized, qualified and licensed under all applicable laws, regulations, orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of OGS taken as a whole. Included in the OGS Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws, as amended, and stock records and minute book of OGS as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with its terms will not, violate any provision of OGS's articles of incorporation or bylaws.

     7.2    Capital  Stock  of  OGS.   The   authorized  capital  stock  of
OGS consists solely of 100,000,000 shares of voting common stock, $0.00001 par value, of which 38,362,000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of OGS are free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of OGS Stock have been duly authorized and validly issued, are fully paid and nonassessable, and not issued in violation of any
pre-emptive or other rights of any person.   Further, all of the outstanding
shares of OGS Stock were offered, issued, sold and delivered by OGS in compliance with all applicable state and federal laws concerning the issuance of securities.

     7.3 Transactions in Capital Stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates, or may obligate, OGS to issue any of its authorized but unissued capital stock. In addition, OGS has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     7.4    Financial Statements.   On or before one week prior to the
completion of the Due Diligence Period (as hereinafter defined), OGS will deliver, to BAC, the audited balance sheets of OGS for the two fiscal years ended December 31, 2002, and the related audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended December 31, 2002, together with the notes to such financial statements and the opinion of Williams & Webster, PS., independent certified public accountants with respect thereto; the unaudited balance sheet of OGS as of September 30, 2003 (the "most recent OGS balance sheet"), and the related unaudited statements of operations, stockholders' equity, and cash flow for the nine-month period ended September 30, 2003, together with the notes to such unaudited financial statements. All of these financial statements (the "OGS financial statements") will be included in the OGS Schedules. In addition to the OGS financial statements, OGS will prepare or cause to be prepared such additional financial statements as may be necessary for the OGS and BAC, as the Combined Company, to make necessary filings with the SEC to become a fully reporting company; provided, however, that BAC will bear the expense of such combined financial statements. All of such financial statements will be prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated. The OGS financial statements will present fairly the financial condition of OGS as of the dates indicated thereon, and such Statements of Earnings, and Cash Flows and Retained Earnings will present fairly the results of its respective operations for the periods indicated thereon.

     The books and records, financial and otherwise, of OGS are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     7.5    Property.  OGS owns no real or personal property.

     7.6 Material Contracts and Commitments. OGS has provided, or will provide to OGS on reasonable request, copies of all material contracts, agreements, franchises, license agreements or other commitments to which OGS is a party or by which it or any of its assets, products, technology, or properties are bound. All of such agreements, contracts and commitments will be disclosed on Schedule 7.7. All such contracts, agreements, franchises, license agreements, and other commitments to which OGS is a party or by which its properties are bound and which are material to the operations of OGS taken as a whole, are valid and enforceable by OGS in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. OGS is not in default in any material respect under the terms of any outstanding contract, lease, or other commitment which is material to the business, operations, properties, assets, or condition of OGS and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which OGS has not taken adequate steps to prevent such a default from occurring.

     7.7 Conformity with Law. OGS is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a material adverse effect on their businesses, taken as a whole; and there are no claims, actions, suits or proceedings, pending or threatened, against or affecting OGS, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. OGS has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole.

     7.8 Taxes. OGS has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof.
Included in the OGS Schedules are true and correct copies of the federal income tax returns of OGS filed during the past seven years. None of such income tax returns has been examined by the Internal Revenue Service. Each of such tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     OGS does not owe any unpaid federal, state, county, local or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable. In addition, except as accruing in the normal course of business, OGS does not owe any accrued and unpaid taxes to date of this Agreement.

     7.9 Absence of Changes. Except as set forth on Schedule 7.9, as of the most recent OGS balance sheet, there has not been:

            (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of OGS;

            (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of OGS;

            (c) any change in the articles of incorporation or bylaws of OGS, or any change in the authorized capital of OGS or in their respective securities outstanding or any change in their respective ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of OGS; and

            (e) any transaction by OGS outside the ordinary course of its businesses.

     7.10 Environmental Matters. OGS has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action.

     7.11 Validity of Obligations. The execution and delivery of this Agreement by OGS and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of OGS, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of OGS.

     7.12   Relations with Government.   OGS has not made, offered or agreed
to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause OGS to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     7.13 Disclosure. This Agreement and all other documents and information furnished to OGS and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If OGS becomes aware of any fact or circumstance which would change a representation or warranty of OGS in this Agreement or any representation made on behalf of OGS, OGS shall immediately give notice of such fact or circumstance to OGS. However, such notification shall not relieve either OGS of its obligations under this Agreement, and at the sole option of BAC, the truth and accuracy of any and all warranties and representations of OGS, or on behalf of OGS at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

     7.14 Employee Benefit Plans. OGS does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or under any "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA).

     7.15 No Subsidiaries. OGS has no subsidiaries, and there are no related entities controlled by OGS.

     7.16 Litigation and Proceedings. Except as set forth in the OGS Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of OGS after reasonable investigation, threatened against OGS or affecting OGS or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator oa any kind. OGS does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     7.17 OGS Schedules. OGS has delivered to OGS or will deliver, as soon as practicable but in no event later than one week prior to the termination of the Due Diligence Period, the following schedules, which are collectively referred to as the "OGS Schedules," all certified by the chief executive officer as complete, true and correct:

            (a) a schedule containing complete and correct copies of OGS's articles of incorporation and bylaws, as amended, in effect as of the date of this Agreement;

            (b) a schedule containing the financial statements of OGS identified in paragraph 7.4;

            (c) a schedule requested by OGS, containing true and correct copies of all material contracts, agreements, or other instruments to which OGS is a party or by which it or its properties are bound;

            (d) a schedule setting forth a description of any material adverse change in the business, operations, inventory, assets or condition of OGS since the date of the most recent OGS balance sheet; and

            (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the OGS Schedules by sections 7.1 through 7.16.

     OGS shall cause the OGS Schedules and the instruments and data delivered to OGS hereunder to be updated after the date hereof.

8.   COVENANTS OF THE PARTIES PRIOR TO CLOSING.

     8.1 Access and Cooperation; BAC. BAC will afford to the officers and authorized representatives of OGS access to all of BAC's properties, books and records and will furnish OGS with such additional financial and operating data and other information as to the business and properties of BAC as OGS may from time to time reasonably request. BAC will cooperate with OGS, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. OGS will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 12 hereof.

     8.2 Access and Cooperation; OGS. OGS will afford to the officers and authorized representatives of BAC access to all of OGC's properties, books and records and will furnish BAC with such additional financial and operating data and other information as to the business and properties of OGS as BAC may from time to time reasonably request. BAC and Stockholders will cooperate with OGS, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. OGS will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 12 hereof.

     8.3    Conduct of Business.  BAC and OGS shall each:

            (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (c) perform all of its material obligations under agreements relating to or affecting its assets, properties or rights;

            (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

            (e) use its best efforts to maintain and preserve their business organization intact, retain their present employees and maintain their respective relationships with suppliers, customers and others having business relations with BAC or OGS, as the case may be;

            (f) maintain compliance with all permits, laws, rules and regulations, consent orders, etc.;

            (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of all parties hereto; and

            (h) maintain present salaries and commission levels for all officers, directors, employees and agents.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BAC AND THE STOCKHOLDERS.

     The obligations of BAC and the Stockholders hereunder are subject to the following conditions.

     9.1 Representations and Warranties; Performance of Obligations. The representations and warranties of OGS contained in Section 7 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time; and all of the terms, covenants and conditions of this Agreement to be complied with and performed by OGS on or before the Closing Date shall have been duly complied with and performed.

     9.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by OGS of the BAC Exchange Shares and no governmental agency or body shall have taken any other action or made any request of OGS as a result of which the management of OGS deems it inadvisable to proceed with the transactions hereunder.

     9.3 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of OGS and shall have occurred, and OGS shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the OGS Financial Statements, which change, loss or damage materially affects or impairs the ability of OGS to conduct its business.

     9.4 Counsel Approval. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by, James C. Lewis, L.C., counsel to the Stockholders.

     9.5 Opinion of Counsel. The Stockholders shall have received an opinion from Conrad C. Lysiak, counsel to OGS, dated the Closing Date, in form and substance satisfactory to the Stockholders, to the effect that:

            (a) OGS has been duly organized and is validly existing in good standing under the laws of the State of Nevada;

            (b) this Agreement has been duly authorized, executed and delivered by OGS and constitutes a valid and binding agreement of OGS enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors except as the same may be subject to the effect of general principles of equity and that no opinion need be expressed as to the enforceability of indemnification provisions included herein; and

            (c) the shares of OGS Stock to be received by the Stockholders on the Closing Date shall be duly authorized, fully paid and nonassessable.

     9.6 Directors. At the Closing, OGS will appoint a board of directors, in compliance with Nevada corporate law, consisting of three (3) persons all of whom shall be the designees of the board of directors of of BAC. No officer or director of OGS will have a criminal record, have been adjudicated bankrupt, SEC censure, disbarment, loss of his/her professional license or be under investigation by any of the above.

     9.7 Amendment to Articles of Incorporation and Bylaws. OGS will obtain a vote, or consent, of its shareholders, as required under Nevada corporate law: (a) approving the amendment to the articles of incorporation, changing the name of the corporation to "Bacterin International, Inc." or such similar name as approved by the board of directors of BAC, and making such further and additional amendments to the articles of amendment as deemed appropriate by BAC's board of directors; (b) approving any change to the bylaws as the BAC board of directors may deem appropriate; and (c) if deemed appropriate by the BAC board or directors, approving a stock incentive plan for the officers, directors and key employees of BAC.

     9.8 Cancellation of Shares. At Closing, the present officers and directors of OGS will resign and substitute three persons selected by the Stockholders. Further, the following persons will return and contribute to OGS, for cancellation, shares as follows:

                                      No. of shares
             Name                     to be contributed
             -----                    -----------------
             Harold Kaufman              17,944,000
             Gary Ruff                   16,859,000
             Al Schauble                     12,000
             Doris Ruff                   1,500,000
                                      -----------------
                TOTAL                    36,315,000

     The shareholders named above, shall acknowledge and agree to this condition on the Shareholder Acknowledgment Form attached hereto. As a result of the contribution and cancellation of the above shares, there will be a total of 2,047,000 shares of OGS issued and outstanding, not including shares issued to the BAC Shareholders, and a total of 35,007,000 shares issued and outstanding following the Closing.

     9.9 Officer's Certificate. BAC shall have been furnished with a certificate dated as of the Closing Date and signed by a duly authorized officer of OGS to the effect that (a) the representations and warranties made by OGS in the Agreement were true when made and are true as of the Closing Date; (b) OGS has performed or complied with all covenants and conditions required by this Agreement to be complied with by OGS prior to or at Closing; and (c) no litigation, proceeding, investigation, or inquiry is pending, or, to the best knowledge of OGS, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the OGS Schedules, by or against OGS which might result in any material adverse change in any of the assets, properties, business, or operations of OGS.

10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF OGS.

     The obligations of OGS hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions.

     10.1 Representations and Warranties; Performance of Obligations. The representations and warranties of BAC and the Stockholders contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and all of the agreements of the Stockholders and BAC shall have been performed.

     10.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by OGS of the BAC Stock, and no governmental agency or body shall have taken any other action or made any request of OGS as a result of which the management of OGS deems it inadvisable to proceed with the transactions hereunder.

     10.3 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of BAC shall have occurred, and BAC shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the BAC Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of BAC to conduct its business; and OGS shall have received a certificate signed by the Stockholders dated the Closing Date to such effect.

     10.4 Counsel Approval. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by Conrad C. Lysiak, counsel to OGS.

     10.5   Opinion of Counsel.  OGS shall have received an opinion from James
C. Lewis, L.C., Salt Lake City, Utah, counsel to BAC and the Stockholders, dated the Closing Date, in form and substance satisfactory to OGS, to the effect that:

            (a) BAC has been duly organized and is validly existing in good standing under the laws of the state of Montana;

            (b) this Agreement has been duly authorized, executed and delivered by the Stockholders and constitutes a valid and binding agreement of the Stockholders enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors except as the same may be subject to the effect of general principles of equity and that no opinion need be expressed as to the enforceability of indemnification provisions included herein; and

            (c) the shares of BAC Stock to be received by OGS on the Closing Date shall be duly authorized, fully paid and nonassessable.

            (d) all properties have been validly conveyed to BAC and there are no claims or suits pending against the same.

     10.6 Certain Shares of OGS. At closing, the present officers and directors of OGS will resign and substitute three persons selected by the Stockholders. Further, the OGS shareholders named in Section 9.8, will return shares for cancellation as set forth in Section 9.8.

     10.7 Officer's Certificate. OGS shall have been furnished with a certificate dated as of the Closing Date and signed by a duly authorized officer of BAC to the effect that (a) the representations and warranties made by BAC and the Stockholders in the Agreement were true when made and are true as of the Closing Date; (b) OGS and the Stockholders have performed or complied with all covenants and conditions required by this Agreement to be complied with by BAC and the Stockholders prior to or at Closing; and (c) no litigation, proceeding, investigation, or inquiry is pending, or, to the best knowledge of BAC, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the BAC Schedules, by or against BAC which might result in any material adverse chane in any of the assets, properties, business, or operations of BAC.

11.  INDEMNIFICATION.

     11.1 Indemnification by the Stockholders. The Stockholders covenants and agrees that it will indemnify, defend, protect and hold harmless OGS and BAC at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by OGS in excess of Ten Thousand Dollars ($10,000) in the aggregate as a result of or incident to any material breach of the representations and warranties set forth in Section 5 of this Agreement or certificates attached pursuant thereto and any misrepresentations or nonfulfillment of any agreement on the part of the Stockholders under this Agreement.

     11.2 Indemnification by OGS. OGS covenants and agrees that it will indemnify and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by BAC in excess of Ten Thousand Dollars ($10,000) in the aggregate as a result of or incident to any material breach of the representations and warranties set forth in Section 6 of this Agreement or on the schedules or certificates attached pursuant thereto and any misrepresentations or nonfulfillment of any agreement on the part of OGS under this Agreement.

     11.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Sections 10.1 or 10.2, hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof, and such notice shall be effective if delivered prior to expiration of the period of indemnity pursuant to Sections 10.1 and 10.2. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     11.4 Method of Payment. All claims paid to the Indemnified Party pursuant to this indemnity shall be paid in cash.

12.  TERMINATION OF AGREEMENT.

     12.1 Termination by BAC. This Agreement may be terminated at any time prior to the Closing by action of the board of directors of BAC if OGS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of OGS contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that OGS shall bear its own costs as well as the costs incurred by BAC in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

     12.2 Termination by OGS. This Agreement may be terminated at any time prior to the Closing by action of the board of directors of OGS if BAC or its Stockholders shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of BAC or its Stockholders contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that BAC shall bear its own costs as well as the costs of OGS incurred in connection with the negotiation, preparation, and execution of this Agreement.

13.  POST-CLOSING TERMINATION OR RESCISSION.

     Immediately following the Closing, the combined companies will undertake efforts to prepare and file with the SEC, a Form 10-SB, or such other form as required for the Combined Company to become a fully-reporting company under the Securities Exchange Act of 1934, as amended (the "SEC Filing"). The parties agree to cooperate with each other in providing such information and documentation, and providing such assistance, as may be necessary to prepare, with the assistance of counsel, the SEC Filing. The parties agree that the surviving company will exercise its best efforts to obtain effectiveness of the SEC Filing, as soon as reasonably practicable. In addition to this undertaking, the Combined Company will, as soon as practicable, complete an application for a listing of the securities of OGS on the NASD Bulletin Board, and will exercise its best efforts to obtain such listing as soon as reasonably practicable. In the event that OGS has not within six months after Closing, and following its good faith efforts: (a) obtained effectiveness of the SEC Filing ("SEC effectiveness"), or (b) obtained a Bulletin Board listing ("BB listing"), BAC may elect to rescind this transaction, by sending a written notice to OGS and its prior management of such election to rescind. Similarly, in the event OGS has failed to obtain SEC effectiveness or the BB listing within nine (9) months of Closing, the present officers of OGS may elect to rescind this transaction by sending written notice to OGS of such election to rescind.

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     14.1 OGS. OGS recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of BAC, such as lists of its customers and operations of BAC and BAC's respective businesses. OGS agrees that it will not disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without the Stockholder's prior written consent. In the event of a breach or threatened breach by OGS of the provisions of this Section, the Stockholders shall be entitled to an injunction restraining OGS from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     14.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, OGS, BAC and the Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

15.  FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON OGSSTOCK.

     15.1 Status of Stockholders. Stockholders hereby represents and warrants to, and covenants with OGS regarding as follows:

            (a) The undersigned Stockholders understand that the Company's Shares are "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933 the shares of Common Stock have not been approved or disapproved by the United States Securities and Exchange Commission; any state securities agency; or any foreign securities agency;

            (b) The undersigned Stockholders are not underwriters and would be acquiring the Company's shares of Common Stock solely for investment for their own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

            (c) The undersigned Stockholders understand the speculative nature and risks of investments associated with the Company, and confirm that the shares of Common Stock would be suitable and consistent with their investment program; that their financial position enable them to bear the risks of this investment; and, that there is an extremely limited public market for the shares of Common Stock acquired herein;

            (d) The shares of Common Stock acquired herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts.
Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not for a period of one (1) year from the date of issuance;

            (e) To the extent that any federal, and/or state securities laws shall require, the Stockholders hereby agree that any shares of Common Stock acquired pursuant to this Agreement shall be without preference as to assets;

            (f) The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Common Stock of the Company or to cause or permit such shares of Common Stock to be transferred in the absence of any such registration or exemption;

            (g) The Stockholders have had the opportunity to ask questions of the Company and have received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Stockholders have been given: (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) an opportunity to question the appropriate executive officers of the Company; and, (4) copies of all reports filed with the Securities and Exchange Commission.

            (h) The Stockholders have satisfied the suitability standards imposed by their respective state laws and have a preexisting personal and business relationship with the Company;

            (i) The Stockholders have adequate means of providing for their current needs and personal contingencies and have no need to sell the shares of Common Stock in the foreseeable future (that is at the time of the investment, Stockholders can afford to hold the investment for an indefinite period of time); and

            (j) The Stockholders have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Stockholders are capable of reading and interpreting financial statements.

     15.2 Status of OGS. OGS hereby represents it currently does not file reports with the United States Securities and Exchange Commission.

16.  GENERAL.

     16.1 Cooperation. The Stockholders and OGS shall each deliver or cause to be delivered to the other upon the execution of this Agreement, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use their best efforts to have the present officers, directors and employees of BAC cooperate with OGS on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     16.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of OGS and the Stockholders.

     16.3 Entire Agreement. This Agreement (including the schedules and Exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Stockholders, BAC, and OGS and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, BAC, and OGS acting through their respective officers, duly authorized by their respective Boards of Directors.

     16.4 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     16.5 Brokers and Agents. The Parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.

     16.6 Expenses. Each party will be responsible for their own expenses in connection with this Agreement. All legal and accounting expenses following the Closing, in connection with the matter described under Section 13, shall be covered by BAC. Further, the parties represent that Conrad C. Lysiak represents OGS, and James C. Lewis, represents BAC and the Stockholders.

     16.7 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, overnight courier addressed to the party to be notified, postage prepaid, or by delivering the same in person to an officer or agent of such party.

            (a)   If to OGS, addressed to it at:

                  Oil & Gas Seekers, Inc.
                  2810 South Madison Street
                  Spokane, WA 99203

            (b)   If to the Stockholders, addressed to it at:

                  2810 South Madison Street
                  Spokane, WA 99203

            (c)   If to BAC, addressed to it at:

                  Bacterin Inc.
                  600 Cruiser Lane
                  Belgrade, MT 59714

     16.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada and any action brought hereunder shall be exclusively in the state or federal courts of the State of Nevada.

     16.9 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties.

     16.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     16.11 Time. All of the terms and conditions of this Agreement will be performed within forty-five (45) days of the date of execution.

     16.12 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                   [Signature page to follow.]






     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    OGS:

                                    OIL & GAS SEEKERS, INC.


                                    BY:     /s/ Gary Ruff
                                            ----------------------------
                                    Title:  President
                                            ----------------------------

                                    BAC:

                                    BACTERIN, INC.


                                    BY:     /s/ Guy Cook
                                            ----------------------------
                                    Title:  President
                                            ----------------------------